Exhibit Index

EXHIBIT NO. (99) Press release, dated March 2, 2009 issued by Franklin Electric Co., Inc.

EXHIBIT 99

ADDITIONAL EXHIBITS

Press Release

For Immediate Release For Further Information
 Refer to:  John J. Haines
 260-824-2900

FRANKLIN ELECTRIC ANNOUNCES A 56% INCREASE IN FULL YEAR
DILUTED EPS DESPITE FOURTH QUARTER WEAKNESS

Bluffton, Indiana – March 2, 2009 - Franklin Electric Co., Inc. (NASDAQ:FELE) reported diluted earnings per share of $1.90 for fiscal 2008, an increase of 56 percent compared to 2007 earnings per share of $1.22. Earnings per share before restructuring charges were $1.96, an increase of 47 percent versus the prior year. Full year 2008 sales were a record $745.6 million, an increase of 24 percent compared to 2007 sales of $602.0 million. For the fourth quarter 2008 the Company reported diluted earnings per share before restructuring charges of $0.21, a decrease of 28 percent compared to fourth quarter 2007 earnings per share before restructuring charges of $0.29. Sales declined about 1 percent in the fourth quarter of 2008 versus 2007.

Scott Trumbull, Franklin Chairman and Chief Executive commented:

“While we were pleased to report significant growth in sales, earnings, and operating margins for the full year 2008, we are mindful of the impact that the global recession had on our business during the fourth quarter. It was encouraging that as industry demand declined during the quarter, our sales did not fall by as much as the overall market; and at the same time we were able to increase gross profit margins by 140 basis points versus the fourth quarter 2007. The gross profit improvement occurred as we started to benefit from raw material cost reductions on steel, copper, resins and other commodity materials. We expect that the size of these savings will grow through the first two quarters of 2009. However, due to the abruptness of the change in market demand that occurred in the fourth quarter, we were unable to reduce Selling, General and Administrative (SG&A) spending quickly enough, which caused our earnings to decline. We are making appropriate adjustments to our SG&A spending as we enter 2009.”

Key Performance Indicators;
Earnings and Earnings Per Share
Before and After Restructuring Expense	For the Fourth Quarter			For Fiscal Year to Date
(in Million US$ except Earnings Per Share)	2007	2008	Change	2007	2008	Change

Reported Net Income	$ 5.5	$ 3.4	-38%	$ 28.7	$ 44.1	54%

Restructuring Expense (Before Tax)	$ 1.9	$ 2.1	11%	$ 3.9	$ 2.2	-44%

Net Income Before Restructuring Expense	$ 6.7	$ 4.8	-28%	$ 31.2	$ 45.6	46%

Average Fully Diluted Shares Outstanding	23.4	23.2	-1%	23.5	23.2	-1%

Fully Diluted Earnings Per Share Reported	$ 0.23	$ 0.15	-35%	$ 1.22	$ 1.90	56%

Fully Diluted Earnings Per Share Before Restructuring Expense	$ 0.29	$ 0.21	-28%	$ 1.33	$ 1.96	47%

Net Sales	4Q 2008 vs. 4Q 2007			Full Year 2008 vs. Full Year 2007
(in Million US$)	Water	Fueling	Consolidated	Water	Fueling	Consolidated

Sales for 2007	$ 112.5	$ 41.2	$ 153.7	$ 466.8	$ 135.2	$ 602.0

Acquisitions	$ 10.3	$ -	$ 10.3	$ 87.7	$ -	$ 87.7
Foreign Exchange	$ (8.0)	$ (0.3)	$ (8.3)	$ 5.8	$ 0.5	$ 6.3
Organic Growth	$ (6.5)	$ 2.9	$ (3.6)	$ (3.3)	$ 52.9	$ 49.6

Sales for 2008	$ 108.3	$ 43.8	$ 152.1	$ 557.0	$ 188.6	$ 745.6

Operating Income and Margins
Before and After Restructuring Expense
(in Million US$)	4th Quarter 2008				Full Year 2008
	Water	Fueling	Corporate	Consolidated	Water	Fueling	Corporate	Consolidated
Reported Operating Income	$ 7.8	$ 10.2	$ (10.4)	$ 7.6	$ 67.6	$ 49.4	$ (40.3)	$ 76.7
Restructuring Expense	$ 2.1	$ -	$ -	$ 2.1	$ 2.2	$ -	$ -	$ 2.2
Operating Income before Restructuring Expense	$ 9.9	$ 10.2	$ (10.4)	$ 9.7	$ 69.8	$ 49.4	$ (40.3)	$ 78.9
% Operating Income To Net Sales	7%	23%		5%	12%	26%		10%
% Operating Income Before Restructuring Expense To Net Sales	9%	23%		6%	13%	26%		11%

	4th Quarter 2007				Full Year 2007
	Water	Fueling	Corporate	Consolidated	Water	Fueling	Corporate	Consolidated
Reported Operating Income	$ 10.3	$ 8.8	$ (8.7)	$ 10.4	$ 56.7	$ 24.6	$ (32.1)	$ 49.2
Restructuring Expense	$ 1.1	$ 0.8	$ -	$ 1.9	$ 2.4	$ 1.5	$ -	$ 3.9
Operating Income before Restructuring Expense	$ 11.4	$ 9.6	$ (8.7)	$ 12.3	$ 59.1	$ 26.1	$ (32.1)	$ 53.1
% Operating Income To Net Sales	9%	21%		7%	12%	18%		8%
% Operating Income Before Restructuring Expense To Net Sales	10%	23%		8%	13%	19%		9%

Three key issues for the Company during the fourth quarter were:
•	the $6.5 million organic sales decline in Water Systems;
•	the reduced rate of organic growth in Fueling Systems; and
•	the strengthening US dollar which lowered sales by $8.3 million.

According to Management’s market assessment, the organic sales decline in Water Systems was primarily attributable to two recession related factors:
•	the reduction in the number of new housing starts in the United States and portions of Western Europe and
•	inventory reductions on the part of distributors and contractors.

Management believes that approximately 15 percent of Water Systems sales are tied to new housing starts in the United States and that year on year new housing start comparisons will continue to decline into the second quarter of 2009. Management also believes that customer inventory reductions may continue into the first quarter of 2009, but inventory levels will stabilize as the spring construction season approaches in March and April.

In the Fueling Systems business, management estimates that as of year end 2008, 45 to 50 percent of the estimated 11,200 filling stations in California installed vapor control systems and that Franklin has supplied over 90 percent of these installations. Due to the recession and the difficulty some California station owners may have had arranging financing, the conversion rate in the fourth quarter declined. In addition, a competitor’s vapor control system was qualified in California and captured a relatively small portion of the new installations in the quarter.

Gross profit increased in total and, more importantly, as a percentage of sales during the fourth quarter of 2008 versus the fourth quarter of 2007. Direct materials represent approximately two thirds of the Company’s manufacturing costs. The margin percentage increase was primarily attributable to declining raw material costs, which more than offset the impact of under absorption of fixed manufacturing costs that occurred as the company curtailed manufacturing capacity during the quarter.

During the fourth quarter 2008, selling, general and administrative expenses increased by $4.2 million. SG&A from recently acquired companies represented $2.3 million of the increase. Approximately $1.3 million of the increase was attributed to items such as acquisition transaction expenses and redundant expenses relating to a sales force reorganization in the Fueling business.

Restructuring charges relate to the execution of the Company’s Global Manufacturing Realignment Program which involves relocating operations to lower cost regions. In the fourth quarter 2008, the Company announced the relocation of the majority of manufacturing operations in Siloam Springs, AR to Linares, Mexico. Nearly all of the fourth quarter 2008 restructuring charges were non-cash and related to pension costs for personnel impacted by the facility relocation.

The Company believes that internally generated funds and existing credit arrangements provide sufficient liquidity to meet current commitments and service existing debt. For the year ended 2008, the Company’s key debt covenant ratio of gross debt divided by earnings before interest, taxes, depreciation and amortization (EBITDA) was 1.8 versus the current covenant limit of 3.5. The Company’s revolving loan agreement with its banks is in place until the end of 2011 and the Company has no scheduled principal payments on its long term debt until 2015.

Mr. Trumbull added:

“It is clear that given weak and uncertain market conditions, our emphasis in 2009 is on protecting our liquidity and reducing our costs. Our most important opportunity for liquidity improvement is increasing inventory turns. We increased turns in 2008 and have detailed operating plans for increasing turns in 2009 as well. In addition, because our plants are relatively new and our equipment is in good shape, we are well positioned to hold capital spending below depreciation without having to sacrifice quality, productivity, or new product introductions. Our depreciation and amortization runs about $25 million per year and our capital spending plan for 2009 is $19 million.

In addition to improving our liquidity we have initiated programs to reduce our costs and our breakeven point.

•
Our global procurement organization is implementing an organized and aggressive program to ensure that we capture our share of the cost reductions from falling commodity prices. We are well down the road with these programs.

•
By June 1 we will have transferred an additional 500,000 man hours of production activity from higher cost plants to our new facility in Linares, Mexico. This will reduce our direct labor costs by about $16 per man hour or $ 8 million per year. We expect to achieve fixed manufacturing cost reductions as well. Through our lean manufacturing initiatives, we have freed up sufficient space in Linares to accommodate an additional 350,000 man hours of activity—which we will transfer by the first quarter 2010.

•	In addition we have cut departmental spending budgets, deferred merit increases for 2009, taken steps to reduce our healthcare costs, and reduced our global salary headcount by about 6 percent.
•
While we are prepared to take additional steps to reduce our costs if warranted by market conditions, our people are focused on mitigating the impact of the recession by continuing to provide excellent quality, service, and sales support for our customers and by earning a larger share of the market.”

A conference call to review earnings and other developments in the business will commence Monday, March 2, 2009 at approximately 5:00pm EST. The fourth quarter and fiscal year 2008 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:
http://www.videonewswire.com/event.asp?id=56310

If you intend to ask questions during the call, please dial in using 877-407-0778 for domestic calls and 201-689-8565 for international calls. A replay of the conference call will be available until midnight EST on March 9, 2009, at the website referenced above or by dialing 877-660-6853 for domestic calls and 201-612-7415 for international calls. The replay account number is 286 and the conference ID is 313634.

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and automotive fuels. Recognized as a technical leader in its specialties, Franklin serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

The Company presents the non-GAAP financial measures of net income before restructuring expense, net income per share before restructuring expense, operating income before restructuring expense and % operating income before restructuring expense to net sales because the Company believes the information helps investors understand underlying trends in the Company's business more easily. The differences between these measures and the most comparable GAAP measures are reconciled in the tables above.

The Company presents the non-GAAP measure gross debt to EBITDA ratio because maintaining the ratio at below 3.5 is an important covenant in the Company's principal credit agreements that are closely monitored by management. A table showing how EBITDA (earnings before interest, taxes, depreciation and amortization) is derived from net income and the calculation of the ratio follows the financial statements included in this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 29, 2007, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

FRANKLIN ELECTRIC CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(In thousands, except per share amounts)

	Fourth Quarter Ended		Fiscal Year Ended
	Jan. 3,	Dec. 29,	Jan. 3,	Dec. 29,
	2009	2007	2009	2007

Net sales	$152,106	$153,736	$745,627	$602,025

Cost of sales	107,825	111,115	518,702	429,205

Gross profit	44,281	42,621	226,925	172,820

Selling, general and administrative expenses	34,527	30,302	147,987	119,748

Restructuring expense	2,146	1,949	2,228	3,898

Operating income	7,608	10,370	76,710	49,174

Interest expense	(2,880)	(2,453)	(10,968)	(8,147)
Other income	506	1,092	1,289	3,010
Foreign exchange gain/(loss)	(40)	(363)	5	80

Income before income taxes	5,194	8,646	67,036	44,117

Income taxes	1,772	3,184	22,925	15,434

Net income	$3,422	$5,462	$44,111	$28,683

Net income per share:
Basic	$0.15	$0.24	$1.92	$1.24
Diluted	$0.15	$0.23	$1.90	$1.22

Weighted average shares and equivalent
shares outstanding:
Basic	23,012	23,076	22,965	23,123
Diluted	23,249	23,375	23,235	23,482

FRANKLIN ELECTRIC CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)
(In thousands)	Jan. 03,	Dec. 29,
	2009	2007

ASSETS:

Cash and equivalents	$46,934	$65,252
Receivables	68,048	64,972
Inventories	169,873	156,146
Other current assets	32,805	23,109
Total current assets	317,660	309,479

Property, plant and equipment, net	144,535	134,931
Goodwill and other assets	231,862	217,827
Total assets	$694,057	$662,237

LIABILITIES AND SHAREOWNERS' EQUITY:

Accounts payable	$24,505	$27,986
Accrued liabilities	56,230	52,265
Current maturities of long-term
debt and short-term borrowings	677	10,398
Total current liabilities	81,412	90,649

Long-term debt	185,528	151,287
Deferred income taxes	4,161	11,686
Employee benefit plan obligations	69,142	24,713
Other long-term liabilities	4,877	5,358

Shareowners' equity	348,937	378,544
Total liabilities and shareowners' equity	$694,057	$662,237

FRANKLIN ELECTRIC CO., INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Jan. 3,	Dec. 29,
	2009	2007
Cash flows from operating activities:
Net income	$44,111	$28,683
Adjustments to reconcile net income to net
cash flows from operating activities:
Depreciation and amortization	24,164	20,359
Stock based compensation	3,683	3,762
Deferred income taxes	12,395	913
Loss on disposals of plant and equipment	176	800
Changes in assets and liabilities:
Receivables	(2,750)	(6,018)
Inventories	(15,611)	(29,092)
Accounts payable and other accrued expenses	(7,693)	(4,473)
Income taxes	(8,973)	(3,698)
Excess tax from share-based payment arrangements	(856)	(2,182)
Employee benefit plans	(215)	726
Other	(3,983)	(5,541)
Net cash flows from operating activities	44,448	4,239
Cash flows from investing activities:
Additions to property, plant and equipment	(25,641)	(28,281)
Proceeds from sale of plant and equipment	21	347
Additions to other assets	(965)	(3)
Purchases of securities	(9,000)	(420,575)
Proceeds from sale of securities	9,000	420,575
Cash paid for acquisitions, net of cash on hand	(38,380)	(37,015)
Proceeds from sale of business	-	1,725
Net cash flows from investing activities	(64,965)	(63,227)
Cash flows from financing activities:
Proceeds from long-term debt	70,000	200,000
Repayment of long-term debt	(46,236)	(101,428)
Proceeds from issuance of common stock	3,446	5,038
Excess tax from share-based payment arrangements	856	2,182
Purchases of common stock	(7,816)	(8,118)
Reduction of loan to ESOP Trust	-	200
Dividends paid	(11,369)	(10,834)
Net cash flows from financing activities	8,881	87,040
Effect of exchange rate changes on cash and equivalents	(6,682)	3,244
Net change in cash and equivalents	(18,318)	31,296
Cash and equivalents at beginning of period	65,252	33,956
Cash and equivalents at end of period	$46,934	$65,252
(unaudited)

FRANKLIN ELECTRIC CO., INC. EBITDA

EBITDA reconciliation to net income (unaudited)
(in Million US$)	For Fiscal Year Ended
	2007	2008

Net income (as reported)	$ 28.7	$ 44.1
Depreciation and amortization	$ 20.4	$ 24.2
Interest expense	$ 8.1	$ 11.0
Provision for income taxes	$ 15.4	22.9
Estimated EBITDA for acquisitions (a)	$ 4.4	$ -
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$ 77.0	$ 102.2

Total debt (as reported)	$ 161.7	$ 186.2

Total debt divided by EBITDA	2.1	1.8

The Company presents the non-GAAP measure gross debt to EBITDA ratio because maintaining the ratio at below 3.5 is an important covenant in the Company's principal credit agreements that is closely monitored by management.

(a) Proforma pre-acquisition EBITDA for acquired entities per the covenant terms.